Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-191770) on Form S-4 of MB Financial, Inc. of our reports dated February 20, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of MB Financial, Inc. for the year ended December 31, 2012.

We also consent to the reference to our Firm under the caption “Experts” in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Chicago, Illinois
January 6, 2014